                                                                   EXHIBIT 10.29

                           ITEM PROCESSING AGREEMENT



                                 BY AND BETWEEN



                      SYSTEMATICS FINANCIAL SERVICES, INC.



                                      AND



                           PAN AMERICAN SAVINGS BANK



                                 APRIL 20, 1993

                                            Systematics Financial Services, Inc.
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                           ITEM PROCESSING AGREEMENT


This Item Processing Agreement ("Agreement") dated 26th day of April 1993 ("Effective Date") is by and between SYSTEMATICS FINANCIAL SERVICES, INC, an Arkansas corporation, having its principal place of business at 4001 Rodney Parham Road, Little Rock, Arkansas, 72212-2496 (hereinafter "Systematics") and PAN AMERICAN SAVINGS BANK, A CALIFORNIA CORPORATION, having its principal place of business, at 1300 South El Camino Real, San Mateo, California 94402 (hereinafter "Client").

     In consideration of the payments to be made and the services to be provided pursuant to this Agreement, as well as the mutual promises and covenants of the parties, Systematics and Client agree as follows:

1.   SERVICES.

     Systematics will provide for Client the item processing and related services described in this Agreement and the attached exhibits, each of which is made a part hereof and is incorporated herein by reference.

2.   TERM.

     The term of this Agreement is five (5) years (60 months), beginning the Effective Date stated above. The end of such term shall be the "Expiration Date". At least nine (9) months prior to the Expiration Date, Systematics will submit to Client a Written proposal for renewal of this Agreement. Client will respond to such proposal within 90 days following receipt thereof.

     This Agreement may be terminated by Client before the Expiration Date twelve (12) months after the Effective Date without penalty and with no increase in the fees specified in Exhibit B-1 "SERVICE FEES" if Client is acquired (as defined below); provided that Client notifies Systematics at least ninety (90) days prior to the date of its intention to terminate this Agreement. If such notice is not given to Systematics by the date specified, this Agreement will continue in full force and effect until Expiration Date. Client shall be deemed to have been acquired if it shall merge with and into, consolidate with, or sell substantially all of its assets and/or stock to, one or more financial institutions, acting in concert.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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3.   SERVICE FEES.

     Service fees for the services provided by Systematics to Client under this Agreement are as stated in Exhibit B - Service Fees and shall be paid in accordance with Section 11 below.

4.   AUDIT.

     4.1 ANNUAL AUDIT. Systematics will provide an annual audit of its operations at the Systematics IP Site (as described in Section 6.1) by an independent accounting firm.

     4.2 REGULATORY AGENCIES. Systematics will cooperate fully with Client with regard to examinations by regulatory authorities relating to services performed under this agreement.

5.   CONFIDENTIALITY.

     All information concerning Client, its business or customers submitted to Systematics pursuant to this Agreement shall be held in confidence by Systematics and shall not be disclosed to third parties.

6.   FACILITY.

     6.1 PREMISES. Systematics will provide adequate item processing premises at a location of its choice for the discharge of its responsibilities under this Agreement. Such premises are hereinafter referred to as the "IP Site".

     6.2 SECURITY. Systematics will use prudent safeguards to prevent access to Client's data and the IP Site by unauthorized persons.

     6.3 INSPECTION OF RECORDS. Systematics will not permit any person or entity other than Systematics' employees to have access to Client's data without written authorization from Client. All of Client's data shall be available for examination by Client at any reasonable time.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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7.   TIME OF PERFORMANCE.

     7.1 SUBMISSION OF INPUT. Client agrees that Systematics' time to perform the services described in this Agreement and the exhibits hereto shall be enlarged to the extent reasonably necessary if Client does not submit items and data to Systematics for processing at the times and in the condition required by this Agreement and its exhibits. Systematics is responsible for safekeeping Client's documents while in Systematics' possession in the IP Site.

     7.2 SPECIAL REQUESTS. Special requests by Client or any governmental agency authorized to regulate or supervise Client which impact Systematics' normal servicing schedule shall result in an enlargement of Systematics' time of performance if and to the extent reasonably necessary. Systematics will notify Client of the estimated impact on its service schedule, if any.

     7.3 CORRECTION OF PROCESSING ERRORS. In the event of an error in processing Client's data, Systematics will promptly correct such error. Such correction of error shall be without charge to Client unless caused by the nature of the data submitted by Client.

     7.4 CLIENT REVIEW. Client will review and inspect carefully all reports prepared by Systematics, Client agrees to promptly notify Systematics of any erroneous processing. If Client fails to so notify Systematics, it shall be deemed to have waived its rights in respect of such error and to have assumed all risks in respect thereof.

8.   BACKUP, STORAGE, FILES AND PROGRAMS.

     8.1 FILES AND PROGRAMS. Systematics agrees to provide and maintain adequate backup files on magnetic media of Client data and all programs and documentation utilized to process Client's data.

     8.2 STORAGE. Systematics will provide off-site storage for backup data files and programs. Systematics will deliver the data files and programs to its off-site storage location, and retain for a period of time consistent with published Systematics operating standards and applicable regulatory requirements. Such standards will be furnished to the Client upon request. Systematics is responsible for the physical security of such files.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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     8.3  DISASTER RECOVERY. Systematics will maintain Disaster Recovery backup agreements as described herein. Such arrangements are intended to deal with circumstances which are reasonably expected to render a substantial portion of the item processing services unavailable for a period of 72 consecutive hours ("Disaster"). Declaration of a.
          Disaster shall be at the sole discretion of Systematics.

          8.3.1 DISASTER RECOVERY PLAN. Systematics agrees to maintain a specific written plan for dealing with its item processing obligations during a Disaster. Systematics will maintain current copies of its plan at off-site locations, and will provide Client with documentation of such plan sufficient for Client's use in developing an associated plan of its actions during a Disaster.

          8.3.2 DISASTER RECOVERY TESTING. Systematics agrees to test its Disaster Recovery Plan at least annually.

          8.3.3 PROCESSING FREQUENCY. Systematics does not guarantee that all applications will be processed as frequently during a Disaster as they are normally processed under the Item Processing Agreement. The applications processed will be consistent with the priorities set forth by Client.

          8.3.4 TIME OF PERFORMANCE. Systematics will use diligence to provide the item processing services set forth hereunder at the times required herein. Client acknowledges, however, that the circumstances of a Disaster are likely, to adversely impact Systematics' time of performance and that the provisions of the Time of Performance section shall not continue to be applicable during a Disaster.

9.   EFFECTIVE PLANNING AND COMMUNICATION.

     Systematics and Client agree that effective planning and communication are necessary to provide overall direction for Client's item processing, and that each will work to promote a free and open exchange of information between Systematics personnel, Client senior management and Client user departments. Member of Systematics' IP Site management will participate actively with Client's management and users to review, discuss and track quality of performance, service reliability and availability for Client's item processing.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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10.  TERMINATION.

     10.1 RIGHT TO TERMINATE. In addition to any other rights which either party may have in law or equity, either Systematics or Client may terminate this Agreement if the defaulting party fails to cure any material default hereunder within thirty (30) days of written notice from the other party, specifying the nature and extent of any such default.

     10.2 METHOD OF TERMINATION. Exercise of the right to terminate under this Section must be accomplished by written notice to the defaulting party, specifying the basis for such termination and fixing a date, on the last day of a month, not less than 90 days following the date of receipt of such notice for cessation of services hereunder (the "Termination date").

     10.3 TRANSITIONAL COOPERATION. Upon any termination or expiration of this Agreement, Systematics will cooperate fully and provide additional assistance at standard rates then in effect with a view to assuring a smooth transition to whatever method (s) of item processing Client may select.

11.  PAYMENT AND BILLING.

     Client agrees to pay Systematics for the services performed hereunder in accordance with the fees set forth in Exhibit B - Service Fees, pursuant to invoices prepared and delivered to Client. All fees shall be payable on the first business day of each month, for services rendered during the prior month.

12.  NO INTERFERENCE WITH CONTRACTUAL RELATIONSHIP.

     Client warrants that, as of the date hereof, it is not subject to any contractual obligation that would prevent Client from entering into this Agreement, and that Systematics' offer to provide such services in no way caused or induced Client to breach any contractual obligation.

13.  NO WAIVER OF DEFAULT.

     The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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14.  MERGERS AND ACQUISITIONS.

     Upon written request by Client, Systematics will process additional volumes resulting from any merger or acquisition involving Client; subject, however to a mutually agreeable adjustment to the fees payable in respect thereof. Client will notify Systematics of any such proposed merger or acquisition as soon as reasonably practicable.

15.  ENTIRE AGREEMENT.

     Expiration or termination of any part of this Agreement shall terminate the entire Agreement except for any portion hereof which expressly remains in force and in effect notwithstanding such termination or expiration. Modification or amendment of this Agreement or any part thereof may be made only be written instrument executed by both parties. If any provision, or any part or application of any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remainder of this Agreement or other parts or applications of such provisions, shall not be affected or impaired thereby. If any portion of this Agreement are held by a court of competent jurisdiction to conflict with any federal, state or local law or regulation, such portion or portions of this Agreement are hereby declared to be of such force and effect as is permissible in such jurisdiction.

16.  ASSIGNMENT.

     Neither party hereto shall assign or otherwise convey or delegate its rights or duties hereunder to any other party without the prior written consent of the other party to this Agreement, which consent shall provide that it is subject to all the terms and conditions of this Agreement. No such consent shall be required in the event of a merger, consolidation, sale of substantially all of the assets, or any other change of control of either party hereto, in which event, this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest.

17.  CONFIDENTIAL AGREEMENT.

     This Agreement is a confidential agreement between Systematics and Client. In no event may this Agreement be reproduced or copies shown to any third parties by either Client or Systematics without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of Systematics or Client, as the case may be, in which event Systematics and

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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     Client agree to exercise diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

18.  INCREASE FOR TAXES.

     Client will pay directly or reimburse Systematics for all sales, use or excise taxes, however designated, levied or based, on amounts payable pursuant to this Agreement including state and local privilege or excise taxes based on gross revenues under this Agreement or taxes on services rendered. Client shall not be responsible for any taxes levied on the personal property or net income of Systematics.

19.  INDEPENDENT CONTRACTOR.

     It is agreed that Systematics is an independent contractor and that Client has no power to supervise, give directions or otherwise regulate Systematics' operations to employees, except as herein provided for security of Client's data and detection of errors in processing.

20.  CLIENT AND SYSTEMATICS EMPLOYEES.

     Client and Systematics agree not to offer employment to any employee of the other without the prior written consent of the other.

21.  PREVIOUS LIABILITIES.

     The parties hereto agree to indemnify the other and hold the other harmless against any loss (including attorney's fees and expenses) arising out of any claims or lawsuits filed or subsequently filed as a result of the acts of the other party which occurred prior to the Effective Date of this Agreement.

22.  NOTICES.

     All notices, requests and demands, other than routine operational communication under this Agreement, shall be in writing and shall be deemed to have been duly given when deposited in the United States mail, registered or certified postage prepaid, and addressed to the other party at the address first shown above and to the attention of the president of said party. Notice of changes of address, if any shall be given in like manner.

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April 20, 1993                                         Item Processing Agreement
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                                            Systematics Financial Services, Inc.
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23.  COVENANT OF GOOD FAITH.

     Systematics and Client agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

24.  STANDARD OF CARE.

     Systematics shall use reasonable and diligent efforts to make the services provided hereunder available and operational at all necessary times and in so doing shall take reasonable steps to safeguard against events which would adversely impact the delivery thereof. SYSTEMATICS MAKES NO OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, WITH REGARD TO THE SERVICES PROVIDED HEREUNDER.

25.  LIMITATION OF LIABILITY.

     Systematics shall not be liable to Client or any other person:

     (i) for claims, damages, loss, destruction, or delay which result from any failure, delay or interruption beyond Systematics' control including, but not limited to, floods, tornados, snowstorms, or other weather related disasters, earthquakes, acts of God, fires, national emergencies, acts of any federal, state or local government, labor difficulties insurrection, war, riot, rebellion, equipment failure, disruption of communications, utility outages, or any events, whether of a similar or dissimilar nature to the foregoing, that are beyond the control of Systematics.

     (ii) for any items while such items are in transit to or from Systematics' IP Site or while such items are in the possession, custody or control of any other party;

     (iii) when the negligence, misconduct or default of any third party including, but not limited to, Client or Client's agent, correspondent banks, clearing houses, the Federal Reserve System or any other endorsing institution contributed to the loss;

     (iv) for the nonpayment of any item unless such nonpayment results solely from the negligence or willful misconduct of Systematics;

     (v) when Systematics performed the services hereunder in accord with Client's procedures or pursuant to Client's direction;

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April 20, 1993                                         Item Processing Agreement
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     (vi)  for any amount in excess of direct damages actually incurred, resulting from the breach of any covenant, agreement or undertaking required under this Agreement; or

     (vii) for any incidental, special or consequential damages or any claim or demand made by any third party.

26.  SECTION TITLES.

     Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

27.  COUNTERPARTS.

     This Agreement may be executed in several Counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned officers, thereunto duly authorized, as of the Effective Date.


SYSTEMATICS FINANCIAL                   PAN AMERICAN SAVINGS BANK
 SERVICES, INC.

By:    /s/ F. JOSEPH REID               By:    /s/ LOUIS E. BAUMERT
       ----------------------------            ----------------------------
Name:  F. Joseph Reid                   Name:  Louis E. Baumert
       ----------------------------            ----------------------------

Title: General Manager                  Title: Managing Agent
       ----------------------------            ----------------------------

Date:  4/29/93                          Date:  April 26, 1993
       ----------------------------            ----------------------------

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April 20, 1993                                         Item Processing Agreement
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                           EXHIBIT B1 - SERVICE FEES


In consideration for the services to be provided herein, Client shall pay to Systematics the fees set out as follows:

For the period beginning upon the date on which Systematics begins providing services described herein at its California DMS Item Processing Center and continuing for the term of the Agreement, the Service Fees will be as follows, except for the annual CPI inflation adjustment shown in Exhibit B-2.


SERVICE                           PER ITEM FEES
-------                           -------------
TRANSIT PROCESSING:
Minimum Monthly Charge            $400.00
Item Capture                         .015   per item
Encoding                              .02   per item
Cash Ltr/Brch Dep Tickets            1.00   each
Transit Return Items/Reclear         1.75   each
End-Point Analysis Reports          40.00   per month (As Requested)
Presentment Points                  50.00   each

INCLEARING SERVICES:

Minimum Monthly Charge            $500.00
Capture, Finesort, Microfilm         .015   per item
Return Item Processing               2.00   per item
Large Dollar Returns                 4.25   per item
Late Returns                         5.00   per item
Photocopies/Facsimile                2.00   per item
Original Item Retrieval              6.00   per item
Finesort Microfilm                  10.45   per cycle - .005 per item

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April 20, 1993                                         Item Processing Agreement

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                                            Systematics Financial Services, Inc.
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                     EXHIBIT B1 - SERVICE FEES (CONTINUED)



SERVICE                              PER ITEM FEES
-------                              -------------
COMPREHENSIVE:
Minimum Monthly Charge               $750.00
Stdrd Stmts Bar Coded                    .50   each
Stdrd Stmts non-Bar Coded                .55   each
Inserts                                  .03   each
Truncated (Checking)                     .35   each
Truncated (Savings)                      .16   each
Avg. # of cks over 25 per stmt.          .025  per item
Non Stdrd Stmts                      Individually priced
On-Us (Over-the-Counter) items           .25   each

OTHER CHARGES:

Research                             $35.00 per hour in  1/2 hour increments
Postage                              Passthrough + 15% Surcharge or Fund Monthly
Supplies                             Passthrough + 15% Surcharge
Courier Service                      Passthrough + 15% Surcharge or Client
                                     makes own transit/lockbox arrangement
Courier Service                      Passthrough + $45 (inclearings)
Signature Verification               Pricing Upon Request
Statement Laser Printer              Pricing Upon Request

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April 20, 1993                                         Item Processing Agreement

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                                            Systematics Financial Services, Inc.
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                                                                       EXHIBIT B

                                  SERVICE FEES
                        MONTHLY ITEM PROCESSING SCHEDULE
                           PAN AMERICAN SAVINGS BANK
                                    MAY 1997

In consideration of the services provided herein, for the period beginning May 1, 1997, Client shall pay to Fiserv the fees set out as follows:

SERVICE                                    PER ITEM FEE
-------                                    ------------

TRANSIT PROCESSING
Minimum Monthly Charge                         432.5351
Item Capture                                     0.0162
Encoding                                         0.0216
Cash Ltr/Brh Dep Tickets                         1.0813
Transit Return Items/Reclear                     1.8923
End-Point Analysis Report (per month)           43.2535
Presentment Points                              54.0669

INCLEARING SERVICES
Minimum Monthly Charge                         540.6689
Capture, Finesort, Microfilm                     0.0162
Return item processing                           2.1627
Large dollar returns                             4.5957
Late Returns                                     5.4067
Photocopies/Facsimiles                           2.1627
Original item retrieval                          6.4880
Finesort Microfilm                              11.3000
   Additional Items                              0.0054

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April 20, 1993                                         Item Processing Agreement

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                                            Systematics Financial Services, Inc.
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                                                                       EXHIBIT B

COMPREHENSIVE
Minimum Monthly Charge                                                                      811.0033
Stdrd stmts bar coded                                                                         0.5407
Stdrd stmts non-bar coded                                                                     0.5947
Inserts                                                                                       0.0324
Truncated (Checking)                                                                          0.3785
Truncated (Savings)                                                                           0.1730
Avg. # or cks over 25 per stmt.                                                               0.0270
Non Stndrd Stmts.                                                                Individually priced
On-Us (Over-the-Counter) items                                                                0.2703

OTHER ADDITIONAL CHARGES
Research per hour -  1/2 hour increments)                                                    37.8468
Postage                                               Pass-thru + 15% or client funds postage meters
Supplies                                                                       Pass-through plus 15%
Courier Service
   Depository/Lockbox                               Pass-thru + 15% or client makes own arrangements
   Inclearings                                 Pass-thru + $48.6602 or client makes own arrangements
Statement laser printing                                                        Pricing upon request
Signature Verification                                                          Pricing upon request


CPI - INFLATION ADJUSTMENT

The fees and prices shown in this Agreement will be increased, but not decreased, based on the effects of inflation. Effective with the monthly billing for the thirteenth contract month, and annually thereafter, such fees and prices will be adjusted using the Consumer Price Index for All Urban Consumers - Other Goods and Services (the "CPI-U") as published by the US Department of Labor, Bureau of Labor Statistics. The percentage increase in the CPI-U used in computing the inflation adjustment that is to become effective with the thirteenth month shall be the percentage increase in such index over the one-year period ended with the eighth contractual month. The percentage
                                   ------------------
increase in the index used in computing the inflation adjustments that are

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April 20, 1993                                         Item Processing Agreement

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to become effective in subsequent annual periods shall be the percentage increase for the corresponding annual periods commencing with the ninth, twenty-first, thirty-third, etc. contract months. (2.6% for the San Francisco region - December 1996)

Accounting Approval ANW
                    ---
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April 20, 1993                                         Item Processing Agreement